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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                JANUARY 11, 2001


                           MONARCH DENTAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)




         DELAWARE                       0-22835                   51-0363560
(State or Other Jurisdiction       (Commission File             (IRS Employer
     of Incorporation)                 Number)               Identification No.)



            4201 SPRING VALLEY ROAD, SUITE 320, DALLAS, TEXAS 75244
             (Address of Principal Executive Offices and Zip Code)



               Registrant's telephone number, including area code:
                                  972-702-7446


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ITEM 5.   OTHER EVENTS.

         The Nasdaq Stock Market, Inc. ("Nasdaq") has advised the Company that the Company will not remain eligible for continued listing on The Nasdaq SmallCap Market ("SmallCap Market") unless its common stock demonstrates compliance with the SmallCap Market's $1.00 minimum bid price for a minimum of 10 consecutive trading days during the period ending April 11, 2001. Should the Company fail to satisfy this requirement as determined by Nasdaq, the Company may request a hearing to contest delisting as permitted by applicable Nasdaq procedures. In the event that the Company's common stock ceases to be listed after April 11, 2001 or after such a hearing, the Company does not expect that its common stock will be listed or quoted on any securities exchange or securities quotation system, although market makers in the Company's stock may elect to report trades in the Company's common stock on the OTC Bulletin Board.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 19, 2001                   MONARCH DENTAL CORPORATION


                                         By: /s/ W. Barger Tygart
                                            -----------------------------------
                                         Name:   W. Barger Tygart
                                         Title:  Chief Executive Officer